SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-JACKPOT ENTERPRISES

          GAMCO INVESTORS, INC.
                                 1/26/00           30,500            11.2250
                                 1/26/00            5,000            11.6250
                                 1/26/00           15,000            11.2250
                                 1/25/00            1,000            11.9010
                                 1/25/00           12,000            11.9010
                                 1/18/00           20,000             8.5000
                                 1/18/00            7,400             8.5000
                                 1/14/00           17,600             8.5000
          GABELLI ADVISERS
                                 1/20/00           15,000             9.3793
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 1/19/00           30,000             8.6625
                                 1/19/00           11,000             8.6125
               THE GABELLI CAPITAL ASSET FUND
                                 1/24/00            5,000-           10.6996
                                 1/20/00            5,000-            9.9497










          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.